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                                                           EXHIBIT 10(a)(iv)(10)

                                  AMENDMENT "1"
                  TO MAY 1, 1999 CONSTRUCTION CONTRACT BETWEEN
              COASTAL QUEEN HOLDINGS LLC AND ATLANTIC MARINE, INC.


         Coastal Queen Holdings, L.L.C. ("Coastal") and Atlantic Marine, Inc. ("AMI") agree to settle and resolve the following:

         1. Coastal will pay AMI the amounts set forth in Paragraphs 2 and 3 below in exchange for settlement of all known or unknown Regulatory and design development changes to the Contract documents, Specifications, Guidance Drawings and/or Working Drawings, and/or all issues known or unknown concerning design of the ships through completion.

         2. In payment for the above, Coastal will pay the following to AMI:

            $250,000 for Ship 1 within three (3) business days after this Amendment is signed and $250,000 for Ship 2 on August 1, 2000

         3. It is agreed by Coastal and AMI that the revised completion date for Ship 1 is March 4, 2001 and the revised completion date for Ship 2 is June 25, 2001 ("Revised Completion Dates"). In addition to the payments in Paragraph 2, Coastal will make the balance of the payments set forth in Paragraph 1 to AMI conditioned on the following terms:

A payment of $250,000 for Ship 1 if Ship 1 is delivered and the punch list for Ship 1 is completed within 30 days after March 4, 2001. This payment will be made upon the completion of the punchlist items by AMI.

A payment of $250,000 for Ship 2 if Ship 2 is delivered and the punch list for Ship 2 is completed within 30 days after June 25, 2001. This payment will be made upon the completion of the punchlist items by AMI.

         3.1 AMI has the 30 day punch list period to obtain Regulatory certificates for Ship 1 (except that the Incline Test which shall be performed per Specification Section 843 shall occur prior to the Revised Completion Date). If there is a configuration change to Ship 2 which requires an incline test, Coastal will allow AMI to perform that incline test up to the beginning of the Owner Outfitting Period per Section 9.1 of the Contract and obtain Regulatory certificates relating specifically to the inclining test concurrent to 30 day punch list period for Ship 2. If necessary, AMI may utilize as much of the Owner Outfitting Period as is utilized by Coastal to obtain Regulatory certificates for Ship 2 as long as such Regulatory certificates do not require physical work on Ship 2. In no event shall the obtaining of Regulatory certificates by AMI impair Coastal's ability to sail Ship 2 from AMI's dock once Coastal has completed its outfitting work.

         4. AMI will earn the payment referred to in Paragraph 3 above only if the dates as specified in Paragraph 3 are met. Except as set forth below, AMI will have no claim for excusable delay (i.e. extension of time for subcontractors, suppliers, regulatory issues, design


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development, etc.) for purposes of the Paragraph 3 payments. The only excusable delays to AMI's work for purposes of the Paragraph 3 payments are delays by Coastal in timely furnishing to AMI of Owner Furnished Materials pursuant to
Section 10.2(iii) of the Contract and Owner directed Changes pursuant to Section
11.3 of the Contract. An Owner Furnished Material Schedule mutually agreed to by the parties that identifies all the delivery dates for the Owner Furnished Materials pursuant to the Project Schedule for Ship 1 is attached and will be incorporated into AMI's 5-26-2000 construction schedule. AMI and Coastal also agree that the Owner Furnished Materials Schedule for Ship 2 will be prepared by mutual agreement of the parties and will be incorporated into AMI's 5-26-2000 construction schedule for Ship 2.

         5. In conformance with the Revised Completion Dates, all claims or potential claims for excusable delay to date (May 3, 2000) are withdrawn and released by AMI.

         6. AMI will reasonably cooperate with Coastal or its consultant Jim Wilson on matters concerning the Project Schedule.

         7. Except as stated in this amendment, the Contract is in full force.

         8. Precedence. If any discrepancy, difference or conflict exists between the provisions of this Amendment and the Contract, than to the extent of such discrepancy, difference or conflict only, this Amendment shall prevail. However, in all other respects the Contract, including the Precedence provisions contained in Section 1.2, shall be in full force and effect.

         9. All terms used in this Amendment shall have the meanings given in the Contract unless otherwise defined herein.

         10. This Amendment may be executed in one or more counterparts, each one of which shall be an original and all together shall constitute one instrument.



  /s/ Jordan B. Allen                           /s/ Edward P. Doherty
-----------------------------------             -----------------------
For Coastal Queen Holdings, LLC                 For Atlantic Marine, Inc.
and The Delta Queen Steamboat Co.





June 13, 2000